CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-274964 on Form S-6 of our report dated November 28, 2023, relating to the financial statement of FT 11109, comprising Cboe Vest Large Cap Deep Buffered 20 Portfolio, Series 45, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 28, 2023